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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 27, 1998

                            ANNIE'S HOMEGROWN, INC.
              --------------------------------------------------
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                 DELAWARE                33-9382-LA       06-1258214
      -------------------------------    ----------   -------------------
      (STATE OR OTHER JURISDICTION OF   (COMMISSION     (IRS EMPLOYER
              INCORPORATION)            FILE NUMBER)  IDENTIFICATION NO.)

                          395 MAIN STREET
                           WAKEFIELD, MA                  01880
             ----------------------------------------   ----------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  781-224-1172

                180 SECOND STREET, SUITE 202, CHELSEA, MA 02150
         -------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 2.  ACQUISITION OF ASSETS

     On August 27, 1998, Annie's Homegrown, Inc. (the "Company") acquired certain assets (the "Assets") of The Tamarind Tree Ltd. ("Tamarind Tree"). Tamarind Tree produces and markets a line of heat and serve Indian food entrees.

     The Assets consist of the Tamarind Tree brand, including the registered trademark, "The Taste of India," intellectual property relating to the brand and other tangible and intangible assets which are used in Tamarind Tree's business.

     The Company entered into a term loan of $300,000 and increased its revolving credit agreement by $300,000 with Fremont Financial Corporation to fund the cash portion of the acquisition and certain acquisition related expenses. The new borrowings are secured by substantially all of the assets of the Company, including a security interest in the Tamarind Tree brand. Additional funds for the acquisition are expected to be provided by cash from operations.

     The Assets were utilized by Tamarind Tree for the purpose of producing and marketing the Tamarind Tree line of food products. The Company intends to continue such use.

     The Purchase Agreement
     ----------------------

     The following summary of the purchase agreement is qualified in its entirety by reference to the applicable provisions of the Asset Purchase Agreement by any among Tamarind Tree, the Company and Harshad M. Parekh dated as of July 13, 1998 (the "Agreement").

     The Agreement provided for the purchase by the Company of unfilled orders, supplies and tools used to produce the brand, customer and supplier lists and certain intellectual property. Tamarind Tree retained certain of its assets, including without limitation its existing accounts receivables as well as all of its liabilities.

     The purchase price is comprised of cash in the amount of $200,000, an advance against royalities in the amount of $75,000, and future royalities and overrides. The royalties are payable by the Company to Tamarind Tree for five years at the rate of 6% annually on "adjusted net sales." Additionally, overrides are payable by the Company to Tamarind Tree for five years at the rate of 2% of all sales of certain products and sales in excess of a certain minimum amount of other products.

     Employment Agreement
     --------------------

     The Company has entered into a five year employment agreement with Harshad
M. Parekh ("Parekh") pursuant to which Parekh will serve as the General Manager of the Company's Tamarind Tree division. Parekh previously served as the President of Tamarind Tree.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)-(b)  No financial statements are required to be filed with this report.
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(c)  Exhibits

EXHIBIT NO.                       Description
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2.2             Asset Purchase Agreement dated as of July 13, 1998

2.3             Amendment No. 1 to Asset Purchase Agreement

10.9 First Amendment to Loan Agreement with Fremont Financial Corporation dated August 25, 1998

10.10           Secured Promissory Note

10.11           Trademark Security Agreement

10.12           Employment Agreement with Harshad M. Parekh



                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Annie's Homegrown, Inc.
                                        -----------------------
                                             (Registrant)


Dated:  September 11, 1998              By: /s/ Neil Raiff
                                            -----------------------
                                            Neil Raiff
                                            Chief Financial Officer